PURCHASE AGREEMENT
                               for
                    Hollywood Video Property
            1700 South Broadway, Minot, North Dakota


This Purchase Agreement (the "Agreement") entered into and effective as of the 10 day of March , 1999, by and between Magnum
Video  I,  Inc. (the "Seller") and AEI Fund Management,  Inc.,  a
Minnesota corporation, or its assigns (the "Buyer").


1. PROPERTY. Seller holds an undivided 100% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Parcel"). Seller wishes to sell, and Buyer wishes to purchase, the Parcel and all improvements thereon developed as Hollywood Video store (the "Improvement") on the
Parcel   (the  Parcel  and  the  Improvement  collectively,   the
"Property").

2. LEASE. The Property is being sold subject to an existing Lease with Hollywood Entertainment Corporation, (the "Lessee"), of execution date June 23, 1998 (the " Lease"). Buyer shall have the right to approve such Lease which approval shall include, but shall not be limited to, an Opinion of Counsel from the State in which Property is located regarding the enforceability of the Lease, to be obtained at Buyer's expense during the First Contingency Period as hereinafter defined.

3. CLOSING DATE. The closing date for BuyerOs purchase of the Property shall be fifteen (15) days after the end of the First Contingency Period as herein defined, subject to the Second Due Diligence Period. (the "Closing Date"). Such Closing Date shall not be before the Rent Commencement Date as defined in the Lease.

4. PURCHASE PRICE. The purchase price for the Property shall be $1,291,680.00 (or such purchase price necessary to produce a 10.0% capitalization rate to Buyer) which price must be supported by an MAI appraisal of the Property (Such appraisal to be provided by Seller). Buyer will pay, for the cost of up-dating the appraisal, up to a maximum amount of $500 and Seller will pay any cost over that amount.

On the Closing Date, Seller will reimburse Buyer for its due diligence expenses by payment of a fee to Buyer in an amount equal to 1.5% of the purchase price paid by Buyer (approximately
$19,375.00).

If all conditions precedent to BuyerOs obligations to purchase have been satisfied, Buyer shall deposit the Purchase Price with the Title Company as described in Article 6 hereof (the "Closing
Agent") on or before the Closing Date.

Not more than five (5) business days after full execution of this Agreement, Buyer will deposit $10,000 (the "Earnest Money") for the purchase of the Property in an escrow account with the Closing Agent. The Earnest Money will be credited against the Purchase Price paid by Buyer at closing when and if the transaction contemplated herein closes and the sale is completed.

The balance of the Purchase Price shall be deposited by Buyer into an escrow account with the Closing Agent on or before the Closing Date. The Earnest Money is nonrefundable following the expiration of the First Contingency Period as set forth in paragraph 8.01.

On the Closing Date, the Purchase Price shall be disbursed as designated in this Agreement.

5. ESCROW. Escrow shall be opened by Seller with the Closing Agent upon execution of this Agreement. A copy of this Agreement will be delivered to the Closing Agent by Seller and will serve as escrow instructions together with any additional instructions required by Seller and/or Buyer or their respective counsels. Seller and Buyer agree to cooperate with the Closing Agent and sign any additional instructions reasonably required by the Closing Agent to close escrow upon purchase of the Property. If there is any conflict between any other instructions to the Closing Agent and this Agreement, this Agreement shall control. Interest accrued on the Escrow shall be paid to Buyer.

6. TITLE. Seller shall deliver to Buyer a commitment for an ALTA Owner's Policy of Title Insurance (ALTA owner - most recent edition), for the Property, issued by a nationally recognized title insurance company acceptable to Buyer (the "Title Company"), insuring marketable title to the Property subject only to such matters as Buyer may approve and containing such endorsements as Buyer may require, including extended coverage and owner's comprehensive coverage (the "Title Commitment"). The Title Commitment shall show Seller as the present fee owner of the Property and show Buyer as the fee owner to be insured.

The Title Commitment shall also:

     A. include an itemization of all outstanding and pending special assessments and taxes affecting the Property and the tax year to which they relate;

     B. include a statement as to whether taxes are current, and if not, show the amounts unpaid; and

     C.   include  the  tax parcel identification  number  and  a
          statement  as  to  whether  the  tax  parcel   includes
          property other than the Property to be purchased.

All easements, restrictions, documents and other items affecting title shall be listed in Schedule "B" of the Title Commitment.
Copies of all instruments creating such exceptions must be attached to the Title Commitment.

Buyer shall be allowed ten (10) business days after receipt of the Title Commitment and copies of all underlying documents or until the end of the First Contingency Period, whichever is later to be consistent with Article 8.01 hereof, for examination and the making of any objections to the Title Commitment, said objections to be made in writing or deemed waived. If any objections are so made, Seller shall be allowed thirty (30) days to cure such objections, or in the alternative, to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no effort to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, this Agreement shall be null and void and of no further force and effect and Buyer's Earnest Money shall be immediately returned to Buyer in full and neither party shall have any further duties or obligations to the other hereunder.

Buyer  shall  also  have ten (10) business  days  to  review  and approve any easement, lien, hypothecation or other encumbrance placed of record affecting the Property after the date of the Title Commitment. If necessary, the Closing Date shall be extended by the number of days necessary for Buyer to have ten
(10) business days to review any such items. Said ten (10) business day review period shall commence on the date Buyer is provided with a legible copy of the instrument creating such exception to title. Seller agrees to inform Buyer of any item executed by Seller and placed of record affecting the Property after the date of the Title Commitment. If any objections are so made, Seller shall be allowed thirty (30) days to cure such objections or, in the alternative, to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no effort to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, this Agreement shall be null and void and of no further force and effect and the Earnest Money shall be immediately returned to Buyer in full and neither party shall have any further duties or obligations to the other hereunder.

7. SITE INSPECTION. Buyer shall have the option to inspect and approve the Property during the First Contingency Period.

8.   DUE DILIGENCE AND CONTINGENCY PERIODS.

8.01 FIRST DUE DILIGENCE DOCUMENTS AND FIRST CONTINGENCY PERIOD. Buyer shall have until the later of thirty (30) days from the Date of the Purchase Agreement, or until the end of the ten (10) business days after the delivery of all of Seller provided First Due Diligence Documents (the "First Contingency Period"), to conduct all of its inspections, due diligence and review to satisfy itself regarding each item, regarding the Property and regarding this transaction.

As described below, Due Diligence Documents for the Property are to be delivered by Seller at its expense, unless specifically designated herein as being obtained by Buyer,:

     A. The Title Commitment, of current or recent date and copies of all exceptions to title listed therein;

     B. Existing ALTA As-Built survey of the Property, dated after the completion of the present improvements on the Property accompanied by a reliance letter from the surveyor to Buyer;

     C. Copies of the Lease, and all amendments, assignments and exhibits thereto;

     D. Phase I environmental assessment report, prepared by Material Testing Services, Inc., dated May 4, 1998, containing evidence that the Property complies with all federal, state and local environmental regulations and is to be certified to Buyer.

     E. Copies of the insurance certificate for Lessee as required by the Lease;

     F.   Final plans and specifications for the Improvements;

     G. All documents which the Title Company deems necessary to support the authority of the persons executing any documents on behalf of Seller or Lessee;

     H.   Existing soils report;

     I.   Permits  and  licenses  issued  or  required  for   the
          operation of the premises by Lessee, if any;

     J.   Real estate tax statement;

     K.   Certificate of Occupancy;

     L. MAI appraisal (less than one year old) stating the value of the Property with the completed improvements thereon, of current date and certified to Buyer;

     M. Seller prepared AIA Certificate of Substantial Completion executed by the general contractor and Seller certifying to Seller, as of the completion date of the Improvements, that the Improvements have been completed in accordance with the plans and specifications and the soils report for the Property and comply with all applicable building, zoning, energy, environmental laws and regulations and the Americans with Disabilities Act; and

     N. Zoning compliance letter from the municipality or county exercising land use control over the Property in form and substance satisfactory to Buyer, to be obtained by Buyer, to be of current date and certified to Buyer.

(All of the above described documents (a) through (n) are hereinafter collectively the "First Due Diligence Documents").

In its sole discretion, Buyer may cancel this Agreement for any reason by delivering a cancellation notice, return receipt requested, to Seller and Closing Agent prior to the end of the First Contingency Period. All due diligence documents provided by Seller are to be returned to Seller and the Earnest Money shall be immediately returned to Buyer in full and neither party shall have any further duties or obligations to the other hereunder. Such notice shall be deemed effective upon mailing by Buyer.

8.02  FORM  OF CLOSING DOCUMENTS.  Prior to the end of the  First
Contingency Period, Seller and Buyer shall agree on the form of the following documents, all to be delivered to Buyer by Seller on the Closing Date, as set forth in Article 14 hereof:

     A.   Special warranty deed;

     B.   Seller's Affidavit;

     C.   FIRPTA Affidavit;

     D.   Assignment of the Lease;

     E. Assignment of warranties from the party or parties constructing the Improvements on the Property;

     G. Seller prepared AIA Certificate of Substantial Completion executed by the general contractor and Seller, certifying, to Seller as of the completion date of the Improvements, that the Improvements have been completed in accordance with the plans and specifications and the soils report for the Property and comply with all applicable building, zoning, energy, environmental laws and regulations and the Americans with Disabilities Act;

     H.   Estoppel from Lessee;

     I.   Indemnity   from  Seller  in  favor   of   Buyer   over
          representations  and  warranties  including   but   not
          limited to construction matters for which the Landlord is liable under the Lease;

     J.   Any  documentation  modifying  the  Lease  as  may   be
          required  by  Buyer and agreed to between Buyer  and/or
          Seller and Tenant; and

     K. The Assignments of all warranties, and if such warranties are not unassignable on their face, the written consents of the assignments thereof by the party giving the warranty from the party or parties constructing the Improvements on the Property.

In the event that Seller and Buyer and, where applicable Lessee, do not reach mutual agreement on the form of the above-described documents [(a) through (k)] prior to the end of the First Contingency Period, this Agreement may be terminated by either Seller or Buyer and the Earnest Money shall be immediately returned to Buyer in full and neither party shall have any further duties or obligations to the other hereunder.

8.03  SECOND  DUE  DILIGENCE  DOCUMENTS  AND  SECOND  CONTINGENCY
PERIOD.

As  soon  as  available, but in any event no less than  ten  (10)
business  days prior to the Closing Date (the "Second Contingency
Period"), Seller shall deliver to Buyer the following items for Buyer's review and acceptance:

     1. Any documents or written summary of facts known to Seller that materially change or render incomplete, invalid, or inaccurate any of the First Due Diligence
          Documents; and

     2. Seller's representation to Buyer that the transaction contemplated herein does not represent a fraudulent conveyance by Seller.

     (All of the above described documents (1) through (2) are hereinafter collectively referred to as the "Second Due
     Diligence Documents").

Buyer shall have ten (10) business days to examine and accept or reject all of the above-described Second Due Diligence Documents. If any of the Second Due Diligence Documents are not acceptable to Buyer, in its sole discretion, Buyer may cancel this Agreement by delivering a cancellation notice, as provided herein, to Seller and Closing Agent prior to the end of the Second
Contingency Period. Such notice shall be deemed effective upon mailing by Buyer. If Buyer so terminates this Agreement, the Earnest Money shall be immediately returned to Buyer in full and thereafter neither party shall have any further duties or obligations to the other hereunder.

It shall be a condition precedent to Buyer's obligations to close the purchase of the Property hereunder that, after the date of any due diligence document and prior to closing, there have been no material changes in any of the information reflected in the First or Second Due Diligence Documents.

Until this Agreement is terminated, or the Closing has occurred, Seller shall deliver to Buyer any documentation, including the Lease, that comes into Seller's possession and modifies any of the First or Second Due Diligence Documents, or could render any of the First or Second Due Diligence Documents materially inaccurate, incomplete or invalid. Buyer shall, in any event, have five (5) business days before the Closing Date to review any such document and, if necessary, the Closing Date shall be extended by the number of days necessary for Buyer to have five
(5) full business days to review any such document or documents.

9. CLOSING COSTS. Seller shall pay all costs of closing, including, but not limited to, the ownerOs title insurance commitment and policy, recording fees, escrow fees, any brokerage fees and the costs of updating and certifying all Due Diligence Documents unless such costs are otherwise designated herein as being paid by Buyer. Each party will pay its own attorneys' fees to close this transaction. Buyer is to pay any transfer fees or mortgage registration taxes resulting from its recording of a mortgage or deed of trust on the Property.

On the Closing Date, Seller will reimburse Buyer for its due diligence expenses in an amount equal to 1.5% of the purchase price of the Property (approximately $19,375.00).

10. REAL ESTATE TAXES AND ASSESSMENTS. Seller represents to Buyer that to the best of Seller's knowledge all real estate taxes and installments of special assessments due and payable on or before the Closing Date have been, or will be, paid in full as of the Closing Date. It is understood between Seller and Buyer that all unpaid levied and pending special assessments are paid by the Lessee and shall be the responsibility of the Lessee under the Lease after the Closing Date.

In the event Lessee does not pay any special assessments or real estate taxes that are the responsibility of the Lessee under the Lease, Seller and Buyer agree to each pay its prorata share of said assessments or taxes as of the Closing Date.

11. PRORATIONS. As of the Closing Date, Buyer and Seller shall prorate: (i) all rent due under the Leases, (ii) ad valorem taxes, personal property taxes, charges or assignments affecting the Property (on a calendar year basis), (iii) utility charges, including charges for water, gas, electricity, and sewer, if any,
(iv) other expenses relating to the Property which have accrued and become delinquent and not paid in the year of closing, as of the Closing Date based upon the most current ascertainable tax bill and other relevant billing information, including any charges arising under any of the encumbrances to the Property. To the extent that information for any such proration is not available on the Closing Date, or if the actual amount of such taxes, charges or expenses differs from the amount used in the prorations at Closing, then the parties shall make any adjustments necessary so that the prorations at Closing Date are adjusted based upon the actual amount of such taxes, charges or expenses. The parties agree to make such reprorations as soon as possible after the actual amount of real estate taxes, charges or expenses prorated at closing becomes available.

12.   SELLEROS REPRESENTATIONS AND WARRANTIES.  For the Property,
Seller represents and warrants as of this date and to the best of Seller's actual knowledge that:

     A. Except for this Agreement, and the Lease between Seller and Hollywood Entertainment Corporation, it is not aware of any other agreements or leases in existence with respect to the Property.

     B.   Seller  has  all  requisite  power  and  authority   to
          consummate   the  transaction  contemplated   by   this
          Agreement and has, by proper proceedings, duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder.

     C. Seller does not have any actions or proceedings pending which would materially affect the Property or Lessee, except matters fully covered by insurance.

     D. The consummation of the transaction contemplated hereunder, and the performance of this Agreement and the delivery of the special warranty deed to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected.

     E.   All    of    Seller's   covenants,   agreements,    and
          representations made herein, and in any and all documents which may be delivered pursuant hereto, shall survive the delivery to Buyer of the special warranty deed and other documents furnished in accordance with this Agreement for a period of one (1) year and this provision hereof shall continue to inure to Buyer's benefit and its successors and assigns.

     F.   The   Property  is  in  good  condition,  substantially
          undamaged by fire and other hazards, and has not been made the subject of any condemnation proceeding.

     G.   The  use and operation of the Property is currently  in
          full  compliance  with  applicable  local,  state   and
          federal laws, ordinances, regulations and requirements.

     H.   These  SellerOs  representations  and  warranties   are
          deemed to be true and correct as of the Closing Date and shall survive the closing for a period of one year.

     I. To Seller's best knowledge, the Property is not in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions on, under or about the
          Property, including, but not limited to, soil and groundwater conditions. To Seller's actual knowledge, there is no proceeding or inquiry by any governmental authority with respect to the presence of hazardous materials on the Property or the migration of hazardous materials from or to other property. Seller has not caused or permitted the Property to be in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the
          environmental  conditions  on,  under  or   about   the
          Property, including, but not limited to, soil and groundwater conditions.

     J. The transaction contemplated herein does not represent a fraudulent conveyance by Seller.

     K.   Seller  has,  or will have prior to the  Closing  Date,
          provided   to  Lessee  all  documents  and   warranties
          required by the Lease.

13. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller that:

     A.   Buyer   has  all  requisite  power  and  authority   to
          consummate   the  transaction  contemplated   by   this
          Agreement and has, by proper proceedings, duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder.

     B. To Buyer's knowledge, neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereunder, will violate or be in conflict with any agreement or instrument to which Buyer is a party or by which Buyer is bound.

     C. These Buyer's representations and warranties deemed to be true and correct as of the Closing Date and shall survive the closing.

14.  CLOSING.

A. Three (3) days prior to the Closing Date, with simultaneous copy to Buyer, Seller will deposit into escrow with the Closing
Agent the following documents, for the Property:

     1.   A  Special warranty deed conveying insurable  title  to
          the  Property to Buyer, in form and substance as agreed
          to   between   Seller  and  Buyer  during   the   First
          Contingency Period;

     2. Estoppel letter from Lessee in form and substance as agreed to between Seller and Buyer during the First
          Contingency Period;

     3. Affidavit of Seller in form and substance as agreed to between Seller and Buyer during the First Contingency
          Period;

     4. FIRPTA Affidavit in form and substance as agreed to between Seller and Buyer during the First Contingency
          Period;

     5. Assignment of Lease in form and substance as agreed to between Seller and Buyer during the First Contingency
          Period;

     6.   Any  documentation  modifying  the  Lease  as  may   be
          required  by  Buyer and agreed to between Buyer  and/or
          Seller and Lessee during the First Contingency Period;

     7. Assignments of all warranties and the written consents of the assignments thereof by the party giving the warranty. from the party or parties constructing the Improvements on the Property;

     8. Original insurance policy of Lessee as required by the Lease;

     9.   Copy   of   the  final  unconditional  Certificate   of
          Occupancy for the Property authorizing LesseeOs use and occupancy of the Property;

     10. Certificate of Completion executed by the projectOs general contractor and Seller, in form and substance as agreed to between Seller and Buyer prior to the end of the First Contingency Period;

     11. A down-dated title commitment for an owner's title insurance policy reflecting only permitted exceptions approved by Buyer during the First Contingency Period and including all endorsements required by Buyer. with any Schedule C requirements removed;

     12. Copies of any and all certificates, permits, licenses and other authorizations of any governmental body or authority which are necessary to permit the use and occupancy of the Improvements;

     13. Project cost statement signed by Seller and itemizing, at a minimum, the following costs: land acquisition, building construction and site work;

     14.  Seller's   indemnification  to  Buyer  for   Landlord's
          representations and warranties in the  Lease,  if  any;
          and

     15. The original Lease and any Amendments or Exhibits thereto, executed by all parties.

B. On or before the Closing Date, Buyer will deposit the Purchase Price with the Closing Agent;

C. Both parties will sign and deliver to the Closing Agent any other documents reasonably required by the Closing Agent and/or the Title Company.

15. TERMINATION. This Agreement may be terminated prior to closing at Buyer's option and the Earnest Money immediately returned to Buyer in full in the event of any of the following occurrences:

     A.   Seller fails to comply with any of the terms hereof;

     B. A default exists in any material financial obligation of Seller or Lessee;

     C. Any representation made or contained in any submission from Seller or Lessee, or in the Due Diligence Documents, proves to be untrue, substantially false or misleading at any time prior to the Closing Date;

     D. There has been a material adverse change in the financial condition of Lessee or there shall be a material action, suit or proceeding pending or threatened against Seller which affects SellerOs ability to perform under this Agreement or against Lessee which affects Lessee's ability to perform under the Lease;

     E. Any bankruptcy, reorganization, insolvency, withdrawal, or similar proceeding is instituted by or against Seller or Lessee;

     F. Seller or Lessee shall be dissolved, liquidated or wound up; and

     G.   Notice  given  by  Buyer  pursuant  to  any  right   of
          termination herein.

16. DAMAGES, DESTRUCTION AND EMINENT DOMAIN. If, prior to the Closing Date, any one of the Property, or any part thereof, should be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement, this Agreement shall become null and void at BuyerOs option, exercised by written notice to Seller within ten (10) business days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (a) all contingencies set forth in Article 8 hereof have been satisfied or waived; and (b) any period provided for above in Article 8 hereof for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in, or abatement of, the respective Purchase Price and Seller shall assign to Buyer all of Seller's right, title and interest in and to all insurance proceeds resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of the Lessee.

If prior to closing the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price and Seller shall assign to Buyer all Seller's right, title and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata, subject to rights of the Lessee.

In the event that this Agreement is terminated by Buyer as provided above, the Earnest Money shall be immediately returned to Buyer after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.

17. Notices. All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his/her or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

If to Seller:  Magnum Video I, Inc.
               4535 Leavenworth Avenue, Suite 12
               Omaha, NE 68106
               Attention: Mr. John Hughes
               Phone No.: 402-558-2200

If to Buyer:   AEI Fund Management, Inc.
               1300 Minnesota World Trade Center
               30 East Seventh Street
               St. Paul, Minnesota 55101
               Attention: Robert P. Johnson
               Phone No.: 651- 227-7333

      Notice shall be deemed received 48 hours after proper deposit in US Mail, or 24 hours after deposit with a nationally recognized overnight courier.



18.  MISCELLANEOUS.

A. This Agreement may be amended only by written agreement signed by both Seller and Buyer. All waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement, the prevailing party will be entitled to recover
attorneyOs fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described and it supersedes any other agreement or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

B. If the transaction contemplated hereunder does not close by the Closing Date, through no fault of Buyer, Buyer may, at its election, either extend the Closing Date, exercise any remedy available to it by law, or terminate this Agreement and receive the immediate full return of its Earnest Money.

C. At its option, this Agreement shall be assignable by Buyer to an affiliate(s) of Buyer, in whole or in part and in such manner as Buyer may determine.

D. Buyer warrants Seller that it is acting as a principal in this transaction it is not represented by any real estate agent. Seller acknowledges that it is solely responsible for any claim of commission that may arise concerning this transaction for any real estate agent which it has retained.

Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller. Seller has until midnight March 11, 1999 to accept this offer by signing and returning this Agreement to Buyer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Seller, Buyer and their respective successors and assigns.

      IN  WITNESS  WHEREOF, Seller and Buyer have  executed  this
Agreement effective as of the day and year above first written.

SELLER:

     MAGNUM VIDEO I, INC.

By:  /s/ Joseph H Kutilek
     Mr. Joseph H. Kutilek
Its:      President


BUYER:

     AEI FUND MANAGEMENT, INC.

By:  /s/ Robert P Johnson
         Robert P. Johnson
Its:     President


                            EXHIBIT A

                 LEGAL DESCRIPTION OF THE PARCEL



Lot 1, Block 2, Roosevelt Heights Addition to the City of Minot,
Ward County, North Dakota

                           EXHIBIT "B"

              FINANCIAL DOCUMENTATION REQUIREMENTS

Prior to closing, the following must be received and approved by AEI, along with those items specified more fully in the Purchase Agreement:

        I. Representation, satisfactory to Buyer, that the sale of the Parcel does not constitute a fraudulent conveyance.

        II.Itemized budget of total project cost for the property to be purchased.



Items I & II above must be signed by an authorized officer of Seller certifying to the accuracy thereof. The certification language must read as follows:

   "THE  UNDERSIGNED HEREBY CERTIFIES AND WARRANTS  THAT
   THE  INFORMATION CONTAINED IN THESE DOCUMENTS IS TRUE
   AND  CORRECT,  UNDERSTANDS THAT AEI IS  RELYING  UPON
   SUCH  INFORMATION AS AN INDUCEMENT FOR ENTERING  INTO
   A  PURCHASE  TRANSACTION WITH  THE  UNDERSIGNED,  AND
   EXPRESSLY REPRESENTS THAT AEI MAY HAVE RELIANCE  UPON
   SUCH INFORMATION."